UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Indemnification Arrangements

On September 19, 2019, the board of directors of Mallinckrodt plc (“Mallinckrodt”) approved (i) (A) an amended and restated form of deed of indemnification to be entered into with each of Mallinckrodt’s directors and Secretary and (B) a form of deed of indemnification to be entered into with each of Mallinckrodt’s officers (other than the Secretary), including its named executive officers (all of the foregoing, collectively, the “Deeds of Indemnification”), and (ii) an amended and restated form of indemnification agreement to be entered into by and between Sucampo Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of Mallinckrodt (“Sucampo”), and each of Mallinckrodt’s directors and Secretary (the “Indemnification Agreements”), substantially in the forms filed as Exhibits 10.1-10.3, respectively, to this Current Report on Form 8-K. With respect to the foregoing agreements with each of Mallinckrodt’s directors and Secretary, the Deeds of Indemnification and Indemnification Agreements amend and restate and supersede and replace the previous deeds of indemnification entered into with Mallinckrodt plc as well as the related indemnification agreements entered into with Mallinckrodt Brand Pharmaceuticals, Inc.

The Deeds of Indemnification and Indemnification Agreements (together, the “Indemnification Arrangements”) provide, respectively, that Mallinckrodt and Sucampo will, to the fullest extent permitted by law, indemnify each indemnitee on the terms and conditions set forth in the Indemnification Arrangements against all expenses, liabilities or losses incurred by the indemnitee as a result of or in connection with the indemnitee being, or threatened to be made, a party, witness or other participant in any action, suit, litigation, proceeding or arbitration or any alternative dispute resolution mechanism (or any inquiry, hearing, tribunal or investigation, whether conducted by Mallinckrodt or any other party, that the indemnitee in good faith believes might lead to the institution of any of the foregoing or otherwise might give rise to adverse consequences or findings in respect of the indemnitee) (any of the foregoing, a “Proceeding”) in whole or in part by reason of (or arising in whole or in part out of) an event or occurrence related to such indemnitee’s service to Mallinckrodt. However, Mallinckrodt and Sucampo will not indemnify the indemnitees pursuant to the Indemnification Arrangements (i) on account of any Proceeding in which a final and non-appealable judgment is rendered against the indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of securities of Mallinckrodt pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any federal, state or local laws; (ii) if a court of competent jurisdiction has determined in a final and non-appealable judgment that such indemnification is not permitted under applicable law; (iii) on account of any such Proceeding as to which the indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action was brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which the indemnitee is sentenced to death or imprisonment for a term exceeding one year); or (iv) on account of any Proceeding brought by Mallinckrodt or any of its subsidiaries against the indemnitee.

Because Mallinckrodt is an Irish public limited company, the Irish Companies Act 2014 only permits Mallinckrodt to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. The Indemnification Agreements provide for Sucampo to advance the indemnitee’s expenses subject to an undertaking by the indemnitee to repay amounts advanced if and to the extent it is ultimately determined that such person is not entitled to indemnification by Sucampo on the terms and conditions set forth in the Indemnification Agreements. The Deeds of Indemnification provide that in the event the indemnitee receives judgment in his or her favor or the Proceeding is otherwise disposed of in a manner that allows Mallinckrodt to indemnify such indemnitee under its articles of association as then in effect, Mallinckrodt will reimburse Sucampo for any indemnification payments or expense advancements previously made by Sucampo. Indemnification and advancement of expenses will not be made under the Indemnification Arrangements in connection with Proceedings initiated by the indemnitee against Mallinckrodt or any of its subsidiaries or any director, officer or employee of Mallinckrodt or any of its subsidiaries, except in specified circumstances.

The foregoing is only a general summary of certain aspects the Deeds of Indemnification and the Indemnification Agreements and does not purport to be complete. It is qualified in its entirety by reference to the respective form of Deed of Indemnification and the form of Indemnification Agreement filed as Exhibits 10.1-10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Amended Executive Severance Plan

On September 18, 2019, the Human Resources and Compensation Committee of the board of directors of Mallinckrodt approved amendments to the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives (as amended, the “Severance Plan”), effective as of September 5, 2019, including without limitation, amendments providing for the payment of certain benefits in a lump sum rather than being paid in installments over the severance period. The Severance Plan provides benefits to Mallinckrodt’s named executive officers upon an involuntary termination of employment for any reason other than “cause”, permanent disability or death, consisting of:

•	a lump sum payment equivalent to a multiple of such officer’s annual base salary (one and a half times for all named executive officers except the CEO; two times for the CEO);

•	a lump sum payment equivalent to a pro-rata portion of such officer’s annual incentive cash award for the fiscal year in which the termination occurred;

•
a lump sum payment equivalent to a multiple of the average of such officer’s actual bonus for the previous three fiscal years (one and a half times for all named executive officers except the CEO; two times for the CEO);

•	a lump sum payment equivalent to Mallinckrodt’s portion of such officer’s monthly COBRA for an 18 month period (if such officer had elected medical or dental coverage as of the termination date);

•	accelerated vesting of outstanding equity awards that would have vested within the 12 months after the separation from service date; and

•	outplacement services, at Mallinckrodt’s discretion, for up to 12 months.

Notwithstanding the foregoing, the amounts to be paid to executives may be reduced in certain circumstances. Receipt of these benefits is conditioned upon the applicable executive signing a release of claims against Mallinckrodt, which will include confidentiality, non-solicitation, non-disparagement and, where applicable, non-competition provisions.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Severance Plan which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Deed of Indemnification by and between Mallinckrodt plc and Directors and Secretary.
10.2	Form of Deed of Indemnification by and between Mallinckrodt plc and Officers.
10.3	Form of Indemnification Agreement by and between Sucampo Pharmaceuticals, Inc. and Directors and Secretary.
10.4	Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	September 24, 2019	By:	/s/ Mark J. Casey
Mark J. Casey
Executive Vice President and Chief Legal Officer